UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 18, 2024
T STAMP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41252	81-3777260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3017 Bolling Way NE, Floor 2, Atlanta, Georgia 30305
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (404) 806-9906
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	IDAI	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 18, 2024, T Stamp Inc. (the “Company”, “we”, “us”, or “our” ) held a Special Meeting of Stockholders (the “Special Meeting”) to consider and vote upon:

i.Proposal 1: Ratification of the approval of that certain Securities Purchase Agreement dated July 13, 2024 between our Company and DQI Holdings, Inc. (the “DQI SPA”) and all transactions contemplated thereunder, including, but not limited to, the sale of 4,597,701 shares of our Class A Common Stock, par value $0.01 per share (“Class A Common Stock”) to DQI as required by and in accordance with Nasdaq Listing Rule 5635(d)); and
ii.Proposal 2: Ratification of the approval of the issuance of certain Private Placement Warrants issued pursuant that certain Securities Purchase Agreement dated September 4, 2024 between our Company and Armistice Capital Master Fund Ltd. (the “Armistice SPA”) exercisable for an aggregate of up to 2,865,798 shares of Class A Common Stock, at an exercise price of $0.3223 per share of Class A Common Stock (the “Private Placement Warrants”), as required by and in accordance with Nasdaq Listing Rule 5635(d));
iii.Proposal 3: Approval of the issuance of up to 9,546,060 shares of our Common Stock, par value $0.01 per share (“Common Stock”) upon the exercise of certain warrants (the “New Warrants”) issued to Armistice Capital Master Fund Ltd. pursuant to that certain Warrant Exercise Agreement dated September 3, 2024 (the “WEA”) as required by and in accordance with Nasdaq Listing Rule 5635(d)); and
iv.Proposal 4: Approval a reverse stock split of our Common Stock at a ratio of not less than 1-for-5 and not more than 1-for-50, with such ratio to be determined by the Board of Directors on or prior to December 31, 2024, in its sole discretion, and which would be effected by filing a Certificate of Amendment to the Company's Third Amended and Restated Certificate of Incorporation with the State of Delaware (collectively, the “Reverse Split ”).

For more information about the proposal considered and voted upon at the Special Meeting, please see the Company's Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on September 30, 2024.

At the Special Meeting, 44% of our Common Stock entitled to vote at the Special Meeting were represented in person or by proxy at the Special Meeting. Based on the results of the vote, the stockholders voted to approve Proposals 1, 2, 3 and 4.

The number of votes cast for or withheld from the approval is also set forth below. The voting results disclosed below are final.

Proposal	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Percentage of Shares Voted “For” of Shares Voted
Ratify, by a vote of all the stockholders, the approval of the DQI SPA and all transactions contemplated thereunder, including, but not limited to, the sale of 4,597,701 shares of our Class A Common Stock to DQI as required by and in accordance with Nasdaq Listing Rule 5635(d)) (“Proposal 1”)	8,045,514	223,000	15,537	97%
Ratify, by a vote of all the stockholders, the issuance of the Private Placement Warrants and the issuance of up to 2,865,798 shares from the exercise of the Private Placement Warrants issued as part of the Armistice SPA, in accordance with Nasdaq Listing Rule 5635(d)) (“Proposal 2”);	7,984,668	295,174	4,209	96%

Approve the issuance of the New Warrants and the issuance of up to 9,546,060 shares of our Common Stock upon the exercise of the New Warrants issued to Armistice pursuant to the WEA as required by and in accordance with Nasdaq Listing Rule 5635(d)) (“Proposal 3”)	7,982,414	297,956	3,681	96%
Approve a reverse stock split of our Common Stock at a ratio of not less than 1-for-5 and not more than 1-for-50, with such ratio to be determined by the Board of Directors on or prior to December 31, 2024, in its sole discretion (“Proposal 4”)	7,929,963	344,738	9,350	96%

.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T STAMP INC.

By:	/s/ Gareth Genner
Name: Gareth Genner
Title: Chief Executive Officer
Dated: November 21, 2024